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                                                                   Exhibit 23.02
                                                                   -------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated February 8, 1999 relating to the financial statements and financial statement schedule, which appears in Onsale, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and our report dated February 8, 1999, except as to the pooling of interests with Egghead.com, Inc. described in Notes 1 and 16, which are as of November 19, 1999, relating to the supplementary consolidated financial statements of Egghead.com, Inc. for the year ended December 31, 1998, which appears in Egghead.com Inc.'s Form 8-K dated November 19, 1999, as amended on January 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 1, 2000